Exhibit 10.1

SIDE LETTER

Dated October 2, 2023

This Side Letter Agreement (the “Side Letter”) to the Assignment and Novation Agreement dated February 13, 2023 (the “Novation Agreement”), a copy of which is attached hereto as Exhibit A, by and among (i) Ocean Biomedical Inc., a Delaware corporation formerly known as Aesther Healthcare Acquisition Corp (the “Counterparty”), (ii) Ocean Biomedical Holdings, Inc., a Delaware corporation formerly known as Ocean Biomedical, Inc. (the “Target” and together as the successor of Counterparty, the “Company”), (iii) Vellar Opportunity Fund SPV – Series 3, a Delaware limited liability company, (“Vellar”), and (iv) Polar Multi-Strategy Master Fund (the “Purchaser” or “Assignee”). The Counterparty, the Target, the Company, Vellar, and the Purchaser are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. The terms not defined herein shall have the meaning assigned to them in the Novation Agreement and the Forward Purchase Agreement, which is attached hereto as Exhibit B.

WHEREAS, pursuant to the Novation Agreement, the Assignee assumed the rights and obligations of Vellar with respect to 2,666,667 Shares under the Forward Purchase Agreement.

WHEREAS, the Company and the Assignee wish to amend certain terms of the portion of the Forward Purchase Agreement that was assigned to the Assignee as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Company and the Assignee agree as follows:

1.	That the definition of “Seller VWAP Trigger Event” on page 2 of the Forward Purchase Agreement shall be amended and replaced in its entirety as follows:

Seller VWAP Trigger Event:	An event that occurs if the VWAP Price is below $2.50 per Share for any 20 trading days during a 30 consecutive trading day-period thereafter.

2.	That the definition of “Reset Price” on page 2 of the Forward Purchase Agreement shall be amended and replaced in its entirety as follows:

Reset Price:	$8.00, provided that the Reset Price may be reduced pursuant to a Dilutive Offering Reset.

3.	Except as explicitly modified hereby, all other terms and provisions of the Novation Agreement and Forward Purchase Agreement shall remain in full force and effect.

4.	This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[signatures on the following page]

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Novation Agreement to be signed and delivered as of the date first written above.

The Company:

OCEAN BIOMEDICAL, INC.

By:	/s/ Chirinjeev Kathuria
Name:	Dr. Chirinjeev Kathuria
Title:	Executive Chairman

Assignee/PURchaser:

POLAR MULTI-STRATEGY MASTER FUND

By:	/s/ Andrew Ma
Name:	Andrew Ma
Title:	CCO

By:	/s/ Aatifa Ibrahim
Name:	Aatifa Ibrahim
Title:	Legal Counsel

[Signature Page to Side Letter of Novation Agreement]

Exhibit A

Assignment and Novation Agreement

Exhibit B

Forward Purchase Agreement